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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                   FORM 8-K

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


     Date of Report (Date of Earliest Event Reported)       August 2, 2001


                           MAGNA ENTERTAINMENT CORP.
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            (Exact Name of Registrant as Specified in its Charter)



                                   Delaware
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                (State or Other Jurisdiction of Incorporation)


                 000-30578                          98-0208374
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(Commission File Number             (I.R.S. Employer Identification No.)


       337 Magna Drive, Aurora, Ontario, Canada                 L4G 7K1
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         (Address of Principal Executive Offices)           (Zip Code)



                                (905) 726-2462
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             (Registrant's Telephone Number, Including Area Code)



                                NOT APPLICABLE
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         (Former Name or Former Address, if changed Since Last Report)


ITEM 5.   OTHER EVENTS

On August 2, 2001, Magna Entertainment Corp. (the "Registrant") issued a press release in which it announced that GMR-NY LLC ("GMR") has been selected as the successful bidder to acquire the New York City Off-Track Betting operation ("NYCOTB"). The members of GMR are the Registrant, Greenwood Racing Inc. and Racing Enterprises LLC. Completion of the transaction is subject to conditions, including the passage of enabling legislation by the New York State Assembly and Senate and the execution of a definitive agreement of purchase and sale. GMR has agreed to pay a purchase price of up to $260 million upon completion of the transaction, along with annual payments to the City based upon a percentage of the annual handle of NYCOTB. The final purchase price could be lower depending upon the content of the legislative amendments achieved prior to closing. If the New York State Legislature approves the transaction but does not authorize enhanced business capacity, the purchase price will be $150 million payable upon completion of the transaction, another $50 million payable over five years, and annual payments based upon a percentage of handle. If certain business enhancements are approved, but not all of those sought, the purchase price will be adjusted to reflect the extent of the enhancements.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99  Copy of Registrant's press release dated August 2, 2001.
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                                 SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    MAGNA ENTERTAINMENT CORP.
                                         (Registrant)

Date: August 7, 2001                by:   /s/ Gary M. Cohn
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                                      Gary M. Cohn, Secretary